Exhibit j(2)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditors" in the Statement of Additional Information, in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A of Variable Insurance Products Fund II: Investment Grade Bond Portfolio, Asset
Manager Portfolio, Asset Manager: Growth Portfolio, Index 500
Portfolio, and Contrafund Portfolio.


Deloitte & Touche LLP
Boston, Massachusetts
January 5, 2000